                                                                  EXHIBIT 10.21

                                 FIFTH AMENDMENT

                          DATED AS OF OCTOBER 30, 1995

        This FIFTH AMENDMENT (this "Amendment") is among DEP CORPORATION, a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Lenders"), and CITICORP USA, INC., as agent (the "Agent") for the Lenders thereunder.

                             PRELIMINARY STATEMENTS:

        (1) The Borrower, the Lenders and the Agent and The First National Bank of Boston and City National Bank, as Co-Agents, have entered into a Revolving Credit and Term Loan Agreement dated as of August 6, 1993 (as amended to date, the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

        (2) Pursuant to the Waiver and Amendment dated as of March 17, 1994 (the "First Amendment"), the Waiver and Amendment dated as of May 27, 1994 (the "Second Amendment"), the Waiver and Amendment dated as of August 26, 1994 (the "Third Amendment"), the Fourth Amendment dated as of September 9, 1994 (the "Fourth Amendment"), the Conditional Waiver dated as of April 14, 1995 (the "Conditional Waiver") and the Waiver dated as of September 29, 1995 (the "Current Waiver"), the Lenders, among other things, have waived any Defaults arising under certain financial covenants contained in Section 5.04 of the Credit Agreement, modified the scheduled amortization of the Term Advances under the Credit Agreement, and made certain other changes to the provisions of the Credit Agreement. The Borrower has requested additional modifications to the financial covenants contained in Section 5.04 and to such scheduled amortization.

        (3) The Lenders are, on the terms and conditions stated below, willing to grant the requests of the Borrower in consideration for the other amendments to the Credit Agreement set forth below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, hereby amended as follows:

               (a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating in their entirety the following defined terms to read as follows:

                      "'Applicable Lending Office' means, with respect to each
               Lender, such Lender's Domestic Lending Office."

                      "'Applicable Margin' means at any time of determination,
               the rate per annum for Base Rate Advances equal to the then applicable Base Rate Margin."

                      "'Base Rate Margin' means (i) from and including October
               1, 1995 to and including June 30, 1996, 3% per annum, (ii) from and including July 1, 1996 to and including September 30, 1996, 4% per annum and (iii) at all times thereafter, 5% per annum."

                      "'Business Day' means a day of the year on which banks are not required or authorized to close in New York City."

                      "'Change of Control' means the occurrence of (i) any
               Person or two or more Persons acting in concert shall have acquired (by an acquisition approved by the board of directors of the Borrower) after the date of the Fifth Amendment beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of
               1934), directly or indirectly, of Common Stock of the Borrower (or other securities convertible into such Common Stock) representing 26% or more of the combined voting power of all Common Stock of the Borrower, (ii) at any time after the date of the Fifth Amendment, Robert Berglass shall own beneficially (including having the right to vote) less than 26% of the combined voting power of all Common Stock of the Borrower or
               (iii) at any time after the date of the Fifth Amendment, the majority of the board of directors of the Borrower is not comprised of 'Continuing Directors', which term shall mean those individuals who on such date were directors of the Borrower and those individuals subsequently elected or appointed whose election or appointment was recommended or approved by a majority of the Continuing Directors."

                      "'Current Assets' of any Person means all assets of such
               Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP, and, excluding all Cash and Cash Equivalents of such Person."

                      "'Current Liabilities' of any person means all items
               (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person, excluding, however, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination and all other amounts of Debt of such Person that would be classified as short-term liabilities in accordance with GAAP."

                      "'Termination Date' means the earlier of (i) December 31,
               1996 and (ii) the date of termination in whole of the Lenders' Total Commitments pursuant to Section 2.04, 2.05 or 6.01."

               (b) Section 1.01 of the Credit Agreement is hereby further amended by deleting in their entirety the defined terms "Conversion", "Eurocurrency Liabilities", "Eurodollar Lending Office," "Eurodollar Rate," "Eurodollar Rate Advance," "Eurodollar Rate Reserve Percentage," "Interest Period," "Eurodollar Rate Margin," "Eurodollar Rate Reinstatement Date," "Principal Reduction Date," "Tier 1 Reduction Event," and "Tier 2 Reduction Event."

               (c) Section 1.01 of the Credit Agreement is hereby further amended by adding thereto, in appropriate alphabetical order, the following defined term:

                      "'Adjusted Net Sales' means, as of any date, the amount
               equal to net sales of the Borrower and its Subsidiaries less off-invoice discounts, in each case as reported in the financial statements for the respective period of the Borrower and determined in a manner consistent with financial statements of the Borrower theretofore delivered to the Lenders."

                      "'Fifth Amendment' means the Fifth Amendment dated as of
               October 30, 1995 among the Borrower, the Lenders and the Agent."

                      "'Inventory' means, as of any date, the inventory of the
               Borrower and its Subsidiaries as reported in the financial statements for the respective period of the Borrower and determined in a manner consistent with financial statements of the Borrower theretofore delivered to the Lenders."

                      "'Inventory Turnover' means, on a Consolidated basis for
               the Borrower and its Subsidiaries, the ratio equal to (i) the cost of goods sold for the twelve-month period ending on the last day of the respective quarter divided by (ii) the quotient of (A) the sum of (I) the quotient of (a) the sum of (q) the dollar amount of Inventory at the beginning of the first fiscal quarter in such twelve-month period and (r) the dollar amount of Inventory at the end of such first fiscal quarter divided by (b) two plus (II) the quotient of (c) the sum of (s) the dollar amount of Inventory at the beginning of the second fiscal quarter in such twelve-month period and (t) the dollar amount of Inventory at the end of such second fiscal quarter divided by (d) two plus (III) the quotient of (e) the sum of (u) the dollar amount of Inventory at the beginning of the third fiscal quarter in such twelve-month period and (v) the dollar amount of Inventory at the end of such third fiscal quarter divided by (f) two plus (IV) the quotient of (g) the sum of (w) the dollar amount of Inventory at the beginning of the fourth fiscal quarter in such twelve-month period and (x) the dollar amount of Inventory at the end of such fourth fiscal quarter divided by (h) two divided by (B) four."

                      "Receivables Days Outstanding' means, on a Consolidated
               basis for the Borrower and its Subsidiaries, the number of days equal to the product of 360 times the quotient of (i) the quotient of (a) the sum of (I) the quotient of (A) the sum of (m) the dollar amount of Receivables at the beginning of the first fiscal quarter in the respective twelve-month period and (n) the dollar amount of Receivables at the end of such first fiscal quarter divided by (B) two plus (II) the quotient of (C) the sum of (o) the dollar amount of Receivables at the beginning of the second fiscal quarter in the respective twelve-month period and
               (p) the dollar amount of Receivables at the end of such second fiscal quarter divided by (D) two plus (III) the quotient of (E) the sum of (q) the dollar amount of Receivables at the beginning of the third fiscal quarter in the respective twelve-month period and (r) the dollar amount of Receivables at the end of such third fiscal quarter divided by (F) two plus (IV) the quotient of (G) the sum of (s) the dollar amount of Receivables at the beginning of the fourth fiscal quarter in the respective twelve-month period and (t) the dollar amount of Receivables at the end of such fourth fiscal quarter divided by (H) two divided by (b) four divided by (ii) the net sales for the twelve-month period ending on the last day of the respective quarter.

                      "'Receivables' means, as of any date, the accounts
               receivable of the Borrower and its Subsidiaries as reported in the financial statements for the respective period of the Borrower and determined in a manner consistent with financial statements of the Borrower theretofore delivered to the Lenders."

               (d) Section 2.01(b) of the Credit Agreement is hereby amended by adding to the end thereof the following sentence:

                   "Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, the aggregate principal amount of Working Capital Borrowings outstanding at any one time on and after October 1, 1995 shall not exceed $25,000,000 and the Working Capital Commitments shall be reduced to $25,000,000 on and after such date."

               (e) Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      "SECTION 2.03. Repayment. (a) Term Advances. The Borrower
               shall repay to the Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Term Advances (as of the date of the Fifth Amendment) in consecutive quarterly installments on the dates set forth below, the amount payable on each such installment being the amount set forth opposite such installment below:

                Installment                                         Amount
                -----------                                     -------------
                December 29, 1995                               $     500,000
                April 1, 1996                                         500,000
                April 15, 1996                                      8,300,000
                July 1, 1996                                        1,375,000
                September 30, 1996                                  1,875,000
                December 30, 1996                                  22,044,316

               provided, however, that the last such installment shall be in an amount necessary to repay in full the unpaid aggregate principal amount of the Term Advances."

               (f) Section 2.04(b) of the Credit Agreement is hereby amended by deleting subclause (y) therein, deleting the last sentence of such Section and replacing such sentence with the following:

               "Each such prepayment of any Term Advances shall be applied to the installments thereof in inverse order of maturity."

               (g) Section 2.05(a) of the Credit Agreement is hereby amended by deleting the last sentence of such Section and replacing such sentence with the following:

               "Each such prepayment of Term Advances shall be applied to the installments of the Term Advances in the inverse order of maturity."

               (h) Section 2.05(b) of the Credit Agreement is hereby amended by deleting the last sentence of such Section and replacing such sentence with the following:

               "Each such prepayment under this Section 2.05(b) shall be applied first to the installment of the Term Advances due on April 15, 1996 and after such amount is paid in full or after such date, each such prepayment shall thereafter be applied ratably to the unpaid installments of the Term Advances."

               (i) Section 2.05(e) of the Credit Agreement is hereby amended by deleting the second sentence of such Section and replacing such sentence with the following:

               "Each such prepayment under this Section 2.05(e) shall be applied to the installments of the Term Advances in the inverse order of maturity."

               (j) Section 2.05(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      "(f) Tax Refund Proceeds. On the Business Day following
               the later of the effective date of the Fifth Amendment or the date of receipt by the Borrower or any of its Subsidiaries of each refund of federal or state income taxes, the Borrower shall prepay the Term Advances in an amount equal to one-half of such proceeds, and such prepayment shall be applied to the installments of the Term Advances in the inverse order of maturity."

               (k) Section 5.01(m) of the Credit Agreement is hereby amended by adding to the end thereof the following sentence:

               "To the extent not otherwise provided in the preceding sentence, maintain all deposit accounts or investment accounts (including all investment accounts permitted under Section 5.02(f)(iii) hereof) with City National Bank, with such accounts and the monies therein to be part of the Collateral for the Obligations of the Borrower under the Loan Documents, provided that the Borrower's access to such accounts shall not be restricted by the Lenders except in the event that any payment to the Lenders has not been made when due; and provided further, that such requirement shall not be applicable to accounts in the United Kingdom and Canada in the respective aggregate maximum amounts of $100,000 and $500,000 (or their equivalent in the respective currency), the lockbox account of the Borrower maintained at Pittsburgh National Bank and the payroll account of the Borrower maintained at Bank of America, N.T. & S.A. in Carson, California."

               (l) Sections 5.03(b) and (c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                      "(b) Monthly/Year-to-Date Financials. As soon as available and in any event within 20 days after the end of each month, other than January, April, July, August and October, (A) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, (B) Consolidated statements of income (which will include detailed expense disclosure) of the Borrower and its Subsidiaries (including a breakdown of sales by product line) for such month and the period commencing on the first day of the fiscal year in which such month occurs and ending on the last day of such month, and (C) Consolidated cash flows of the Borrower and its Subsidiaries for such month, setting forth in the case of subclause (B) above in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the corresponding figures from the most recent business plan or forecasts, whichever is most recent, delivered to the Lenders pursuant to Section 5.02 (e) hereof, in the case of subclause (A) above in comparative form the corresponding figures as of the end of the preceding fiscal year and in the case of subclause (C) above in comparative form the corresponding figures from the prior month's forecast for such month delivered to the Lenders, all in reasonable detail and duly certified by the chief financial officer of the Borrower that, to the best of the knowledge of such financial officer, subject to year-end adjustments, the financial information contained therein fairly presents the financial condition of the Borrower and its Subsidiaries. In addition, for all calendar months the Borrower shall furnish to the

               Lenders (i) as soon as available and in any event no later than the first Business Day of each month, a report (in form and detail acceptable to the Agent) of estimated cash flow (estimated receipts and estimated disbursements) and (ii) on the twentieth Business Day of each month, the Consolidated Net Sales for the Borrower and its Subsidiaries for the first nineteen Business Days of such month and with such Net Sales compared to the most recent business plan or forecast for such month, whichever is most recent, delivered to the Lenders.

                      (c) Quarterly Financials. As soon as available and in any
               event within 30 days after the end of each fiscal quarter of the Borrower, (A) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, (B) Consolidated statements of income (which will include detailed expense disclosure) of the Borrower and its Subsidiaries (including a breakdown of sales by product line for the following regions:
               Domestic, Canada, Europe, Latin America, China, Australia, Japan and Pacific Rim (to the extent not otherwise covered)) for such quarter and the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter, and (C) Consolidated statements of cash flows of the Borrower and its Subsidiaries for such quarter and the period commencing on the first day of the fiscal year in which such quarter occurs and ending on the last day of such quarter, setting forth in the case of subclause (B) above in comparative form (excluding comparisons of products by geographic region) the corresponding figures for the prior quarter, the corresponding figures for the corresponding period of the preceding fiscal year and the corresponding figures from the most recent business plan or most recent forecasts, whichever is most recent, delivered to the Lenders pursuant to Section 5.02(e) hereof and in the case of subclause (A) and (C) above in comparative form the corresponding figures from the most recent plan or most recent forecasts, whichever is most recent, delivered to the Lenders pursuant to
               Section 5.02(e) hereof, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a completed compliance certificate, in substantially the form of Exhibit A to the Fifth Amendment, duly executed by the chief financial officer or chief executive officer of the Borrower."

               (m) Section 5.03 (d) is amended by deleting the phrase "Exhibit K" therein and substituting therefor the phrase "Exhibit A to the Fifth Amendment."

               (n) Section 5.03 of the Credit Agreement is hereby amended by adding thereto new subsections (q) and (r) to read as follows:

                   "(q) Tax Refunds. Not more than five Business Days after
               receipt of each notice thereof by the Borrower, notice that the respective governmental entity has paid, approved, failed to approve, challenged or taken any other action with respect to any outstanding tax refund claim of the Borrower or any of its Subsidiaries.

                   "(r) Donaldson, Lufkin, Jenrette. Periodically, at the
               request of the Agent, but in any event not more than bi-weekly, cause Donaldson, Lufkin & Jenrette to provide information (which can be done by telephone conference call) on the progress of its efforts to identify one or more prospective purchasers of the Borrower or portions thereof and to consummate any such purchase, provided that, until the Borrower has entered into a letter of intent or other agreement with respect to any such purchase, such information need not include the specific identity of such proposed purchasers or the specific proposed purchase price (and whether such proposed purchase is for the Borrower or specified portions thereof)."

               (o) Section 5.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      "SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders otherwise consent in writing:

                   (a) Working Capital. Maintain a ratio of Consolidated Current
               Assets to Consolidated Current Liabilities of not less than 1.5 to 1.0.

                   (b) Fixed Charge Coverage Ratio. Maintain, for each period of twelve consecutive months set forth below, a ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus the sum of (A) cash Capital Expenditures of the Borrower and its Subsidiaries during such period, and (B) Consolidated cash income taxes paid (net of any cash income tax refunds received) by the Borrower and its Subsidiaries during such period, to (ii) the sum of (A) interest payable on, and amortization of debt discount in respect of, all Debt of the Borrower and its Subsidiaries during such period and (B) principal amounts of all Funded Debt payable by the Borrower and its Subsidiaries during such period (but excluding from Funded Debt, in the case of the fiscal quarter of the Borrower which includes April 15, 1996, $8,300,000 of the installment stated to be due on such date in respect of the Term Advances), of not less than the ratio set forth below for the respective period:

                            Twelve Months
                                Ending                                    Ratio
                           ----------------                            ----------
                           January 31, 1996                            0.6 to 1.0
                           April 30, 1996                              0.7 to 1.0
                           July 31, 1996                               0.7 to 1.0
                           October 31, 1996                            0.7 to 1.0

                   (c) Capital Expenditures. Not make, or permit any of its
               Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period of 12 consecutive months to exceed an aggregate amount of $1,500,000.

                   (d) Adjusted Net Sales. Maintain Consolidated Adjusted Net
               Sales, calculated on a fiscal year to date through and including July 31, 1996 and thereafter on a rolling 12 month basis, as the case may be, of the Borrower and its Subsidiaries in amounts not less than those set forth below for the respective period:

                            Fiscal Year to                               Adjusted
                             Date Ending                                 Net Sales
                           ----------------                             -----------
                           January 31, 1996                             $45,500,000
                           April 30, 1996                                69,500,000
                           July 31, 1996                                 94,500,000

                             Twelve Months
                                 Ending
                           ------------------
                           August 31, 1996                             $95,300,000
                           September 30, 1996                           95,300,000
                           October 31, 1996                             95,300,000

                   (e) Inventory Turnover. Maintain Inventory Turnover not less than the ratio set forth below at the end of the respective fiscal quarter:

                                                                         Minimum
                            Quarter Ending                         Inventory Turnover
                           ----------------                        ------------------
                           January 31, 1996                            2.7 to 1.0
                           April 30, 1996                              2.7 to 1.0
                           July 31, 1996                               2.7 to 1.0
                           October 31, 1996                            2.7 to 1.0

                   (f) Receivables Days Outstanding. Maintain Receivables Days
               Outstanding not more than 52 days as of the end of each of the quarters ending January 31, 1996, April 30, 1996, July 31, 1996 and October 31, 1996.

                   (g) Leverage Ratio. Maintain a ratio of Consolidated Total
               Liabilities to Consolidated Net Worth of not greater than 8.5 to
               1.0 as of the end of the quarter ending January 31, 1996 and not greater than 7.4 to 1.0 as of the end of each quarter thereafter.

               (p) (i) On and after October 1, 1995, all Advances will bear interest as Base Rate Advances and all references in the Credit Agreement to "Eurodollar Rate Advances" and related references will be null and void and of no effect. In connection therewith and without limitation thereof the following Sections are deleted from the Credit
        Agreement: Section 2.06 (ii), Section 2.08, Sections 2.09(a), (c), (d) and (e) and Section 8.04(c).

               (ii) During the period from October 1, 1995 through the date this Amendment becomes effective, interest will not accrue as provided in
        Section 2.06(b) of the Credit Agreement as a result of any Specified Default (as defined in the Current Waiver) but such limitation is not effective with respect to any other Defaults or any other periods. The Lenders hereby waive all such Specified Defaults during the period from July 31, 1995 through the date of this Agreement.

               SECTION 2. AMENDMENT TO TERM NOTES. Each Term Note is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended so that each principal installment due under such Term Note after the date hereof shall be in such amount as represents the ratable share of the Lender holding such Term Note of the amount due in respect of the Term Advances on such date under Section 2.03(a) of the Credit Agreement as amended by this Amendment. Upon the effectiveness of this Section 2 pursuant to Section 5 hereof, each Lender shall endorse on the Term Note held by it the following legend:

               "The respective amounts of the principal installments due under this Note have been amended pursuant to the Fifth Amendment dated as of October 30, 1995 among Dep Corporation, the Lenders party to the Credit Agreement referred to in this Note, and the Agent referred to in this Note."

               SECTION 3. ADDITIONAL REPRESENTATIONS. As additional consideration for the amendments to the Loan Documents as set forth herein, the Borrower hereby represents and warrants to the Agent and the Lenders that:

               (i) Except as set forth in Schedule 1 hereto, all the Equipment and Inventory, in each case as defined in the Security Agreement, of the Borrower and its Subsidiaries are located at the places specified in Schedule IV to the Security Agreement, except for Inventory in transit;

               (ii) To the extent required by Section 5.01(m) of the Credit Agreement, all deposit accounts and investment accounts are maintained with City National Bank, 22400 Hawthorne Boulevard, Torrance, CA 90505;

               (iii) Each Loan Party (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (B) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect; and (C) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver, and to perform its obligations under the Credit Agreement as amended by this Amendment;

               (iv) The execution, delivery and performance by the Borrower of this Amendment and each Guarantor of the Consent hereto and the consummation of the transactions contemplated hereby and thereby, are within such Loan party's corporate powers, have been duly authorized by all necessary corporate action, and do not (A) contravene such Loan Party's charter or by-laws, (B) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (C) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, instrument binding on or affecting any Loan Party or any of their properties, or (D) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would have a Material Adverse Effect;

               (v) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the Borrower of this Amendment or any Guarantor of the Consent hereto or for the consummation of the transactions contemplated hereby and thereby;

               (vi) This Amendment and the Consent hereto has been duly executed and delivered by each Loan Party party thereto and this Amendment, the Credit Agreement as amended by this Amendment and the Consent is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms; and

               (vii) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party, pending or threatened before any court, governmental agency or arbitrator that (A) would have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of this Amendment, the Credit Agreement or the Consent hereto or the transactions contemplated hereby and thereby.

               SECTION 4. ADDITIONAL COVENANTS. In consideration for the amendments to the Loan Documents as set forth herein, the Borrower agrees (i) to use its best efforts to deliver as soon as possible after the date hereof an agreement from OMA University Properties in form and substance satisfactory to the Agent as to, among other things, the right of the Agent to have access to Collateral at premises leased by the Borrower from such entity and (ii) that the amounts deposited in the Miscellaneous Accounts (as defined in Section 5(c)(vi) hereof) will not at any time exceed $10,000 in any one account and that such Accounts will be maintained for the same purposes as such Accounts are maintained on the date hereof.

               SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective when:

               (a) the Agent has executed this Amendment and has received counterparts of this Amendment executed by the Borrower and each Lender or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;

               (b) the Agent has received counterparts of the Consent appended hereto executed by the Guarantors and Grantors listed therein (such Guarantors and Grantors, together with the Borrower, collectively the "Loan Parties");

               (c) the Agent has received all of the following documents, each such document being in form and substance satisfactory to the Agent:

                      (i) certified copies of the resolutions of the Board of Directors of each Loan Party approving this Amendment or the Consent hereto, as applicable;

                      (ii) a certificate of the Borrower and each other Loan Party, signed on behalf of the Borrower and such other Loan Party by its President and its Secretary or an Assistant Secretary, certifying as to (A) the due incorporation and good standing of the Borrower, and such other Loan Party, as a corporation organized under the laws of the state of its incorporation, and the absence of any proceeding for the dissolution or liquidation of the Borrower or such other Loan Party and (B) the absence of any event occurring and continuing that constitutes a Default;

                      (iii) a certificate of the Secretary or an Assistant
               Secretary of each of the Borrower and each other Loan Party certifying the names and true signatures of the officers of the Borrower or such other Loan Party authorized to sign this Amendment or the consent hereto, as applicable;

                      (iv) a favorable opinion (addressed to the Agent and the Lenders) of Kinsella, Boesch, Fujikawa & Towle, counsel to the Loan Parties, as to (A) the due incorporation, good standing and corporate authority of each Loan Party, (B) the due authorization, execution and delivery of this Amendment or the Consent appended hereto, as the case may be, by each Loan Party,
               (C) the execution, delivery and performance of this Amendment or the Consent hereto, as the case may be, by each Loan Party not contravening such Loan Party's charter or by-laws, not violating any law, rule or regulation of the State of California or under the Delaware General Corporation Law, and not conflicting with or resulting in a breach of, or constituting a default under, any agreement or instrument binding on or affecting such Loan Party or any of its properties, and (D) such other matters as the Agent or the Required Lenders may reasonably request;

                      (v) a favorable opinion (addressed to the Agent and the Lenders) of Kavanagh, Peters, Powell & Osnato, New York counsel to the Loan Parties, as to (A) the execution, delivery and performance of this Amendment or the Consent hereto, as the case may be, by each Loan Party not violating any law, rule or regulation of the State of New York,

               (B) the valid, binding and enforceable nature of this Amendment and the Credit Agreement, and the Notes, as amended hereby, and
               (C) such other matters as the Agent or the Required Lenders may reasonably request; and

                      (vi) to the extent not previously delivered to the Agent, executed copies of notices to each bank in which the Borrower or any Subsidiary maintains a deposit account with respect to the security interest of the Agent therein, except in respect of miscellaneous operating accounts (the "Miscellaneous Accounts") in which the amounts therein do not exceed $10,000 in any such Account;

               (d) all fees and expenses of counsel for the Agent and any Lender then due and payable shall be paid in full.

               SECTION 6. GENERAL RELEASE OF CLAIMS. As additional consideration for the amendments to the Loan Documents as set forth herein, the Borrower (by its execution hereof) and each other Loan Party (by its execution of the Consent appended hereto) and each of their respective agents, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns (individually, a "Releasing Party", and collectively, the "Releasing Parties") each hereby release and forever discharge the Agent and each Lender and all of their respective agents, direct and indirect shareholders, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns (individually, a "Released Party", and collectively, the "Released Parties") of and from all damage, loss, claims, demands, liabilities, obligations (except for any such obligations pursuant to the terms of the Loan Documents, as amended hereby), actions and causes of action whatsoever (collectively "Claims") the Releasing Parties and each of them may, as of the date hereof, have or claim to have against each of the Released Parties, in each case whether presently known or unknown and of every nature and extent whatsoever on account of or in any way relating to, arising out of or based upon the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Conditional Waiver, the Current Waiver or this Amendment (collectively, the "Restructuring Amendments") or the negotiation or documentation thereof or the amendments to the Loan Documents effected by the Restructuring Amendments or the transactions contemplated thereby, including, without limitation, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties up to the date hereof in connection with or in any way related to the Restructuring Amendments. Each Releasing Party further covenants and agrees that it has not assigned heretofore, and will not hereafter sue any Released Party upon, any Claim released or purported to be released under this Section 6, and the Borrower will indemnify and hold harmless said Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released under this
Section 6. This agreement and covenant on the part of the Releasing Parties, respectively, is contractual, and not a mere recital, and the parties hereto acknowledge and agree that no liability whatsoever is admitted on the part of any party with respect to any Claim released or purported to be released under this Section 6. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties. Section 1542 provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               Each of the Releasing Parties acknowledges that the foregoing release (including the foregoing waiver of the provisions of Section 1542 of the California Civil Code) was separately bargained for.

               Each Released Party acknowledges (without admission as to the existence of any specific fact) that the foregoing release shall not prevent any Releasing Party from making evidentiary references, in connection with any Claim not released or purported to be released hereby, to the negotiation or documentation of the Restructuring Amendments or the amendments to the Loan Documents effected by the Restructuring Amendments or the transactions contemplated by the Restructuring Amendments or the dealings between the parties in connection with or in any way related to the Restructuring Amendments.

               The Borrower represents to each Released Party that, as of the date hereof, neither Robert Berglass nor Grant Johnson has actual knowledge of facts which would cause the Borrower to prevail on any Claim not released under this Section 6.

               SECTION 7. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement or in any Term Note to "this Agreement" or this "Note", "hereunder", "hereof" or words of like import referring to the Credit Agreement or such Term Note, and each reference in the other Loan Documents to "the Credit Agreement" or the "Term Notes" "thereunder", "thereof" or words of like import referring to the Credit Agreement or the Term Notes, shall mean and be a reference to the Credit Agreement or the Term Notes, as the case may be, as modified and amended hereby.

               (b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations under and as defined therein, in each case as amended hereby.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

               (d) The Agent, each Lender party hereto, the Borrower and, by execution of the Consent appended hereto, each Guarantor specifically acknowledges and agrees that (i) none of the Company, any Guarantor, the Agent or any Lender has agreed to any other or future waiver of or amendments to the Loan Documents, (ii) neither the agreement to the amendments described herein nor the granting of any prior waivers and amendments under the Loan Documents creates any obligation whatsoever on the part of the Company, any Guarantor, the Agent or any Lender to grant any other or future waiver or amendment under the Loan Documents, and (iii) except as specifically set forth herein, each of the Company, each Guarantor, the Agent and the Lenders have reserved all rights and remedies under Loan Documents.

               SECTION 8. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand (i) to the Agent, all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder, and (ii) to each Lender, the reasonable fees and out-of-pocket expenses of counsel for such Lender (including allocated costs of in-house counsel for such Lender) with respect to this Amendment in an amount not in excess of $2,500 for each Lender. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8. In addition, the Borrower shall pay any and all stamp and other taxes, and fees, payable or determined to be payable in connection with the execution, delivery and filing of this Amendment and the other instruments and documents, if any, to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

               SECTION 9. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment or the Consent hereto by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment or such Consent.

               SECTION 10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

               SECTION 11. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   DEP CORPORATION

                                   By  /s/Grant Johnson
                                     -------------------------------------------
                                     Title:  Senior Vice President


                                   CITICORP USA, INC., individually and as Agent

                                   By  /s/Ruth E. Ford
                                     -------------------------------------------
                                     Title: Vice President


                                   THE FIRST NATIONAL BANK OF BOSTON,
                                    individually and as a Co-Agent

                                   By /s/Monty Lutton
                                     -------------------------------------------
                                     Title: Vice President

                                   CITY NATIONAL BANK,
                                    individually and as a Co-Agent

                                   By  /s/Rick Sawyer
                                     -------------------------------------------
                                     Title: Vice President


                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:  /s/Thomas McCool
                                     -------------------------------------------
                                     Title:  Senior Vice President


                                   ABN AMRO BANK N.V.

                                   By:  /s/Ronald Drake
                                     -------------------------------------------
                                     Title: Vice Pressident

                                   By: /s/William Fitzgerald
                                     -------------------------------------------
                                     Title:  Authorized Signatory


                                   THE DAIWA BANK, LTD.

                                   By:  /s/Judith M. Bresnen
                                     -------------------------------------------
                                     Title: Vice President

                                   By:  /s/David M. Lawrence
                                     -------------------------------------------
                                     Title:  Vice President & Manager


                                   BANK HAPOALIM, B.M.

                                   By:  /s/Shmuel Shakked
                                     -------------------------------------------
                                     Title:  Senior Vice President

                                   By:  /s/David Ruggeri
                                     -------------------------------------------
                                     Title: Vice President

                                     CONSENT

                          DATED AS OF OCTOBER 30, 1995

               The undersigned, Lavoris-Dep Corporation, Topol-Dep Corporation and Cuticura-Dep Corporation, as Guarantors under the "Guaranty" and as Grantors under the "Security Agreements" executed by them, respectively, as defined in and under the Credit Agreement referred to in the foregoing Fifth Amendment, each hereby consents and agrees to the said Fifth Amendment and hereby confirms and agrees that (i) the Guaranty and such Security Agreements are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Fifth Amendment, each reference in the Guaranty and such Security Agreements to the Credit Agreement or the Term Notes, "thereunder", "thereof" or words of like import referring to the Credit Agreement or such Term Notes, shall mean and be a reference to the Credit Agreement or the Term Notes, as the case may be, as amended by the said Fifth Amendment and (ii) such Security Agreements and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations as defined therein.

                                              LAVORIS-DEP CORPORATION

                                              By  /s/Grant Johnson
                                                --------------------------------
                                                Title:  Senior Vice President


                                              TOPOL-DEP CORPORATION

                                              By  /s/Grant Johnson
                                                --------------------------------
                                                Title:  Senior Vice President


                                              CUTICURA-DEP CORPORATION

                                              By  /s/Grant Johnson
                                                --------------------------------
                                                Title:  Senior Vice President